Exhibit 99.1
Caris Life Sciences Reports Fourth Quarter and Full Year 2025 Financial Results and Provides 2026 Outlook
Full year revenue growth of 97% driven by strong performance in molecular profiling services
Expects full year 2026 revenue to be in the range of $1.0 billion to $1.02 billion
IRVING, Texas, February 26, 2026— Caris Life Sciences, Inc. (NASDAQ: CAI), a leading, patient centric, next-generation AI TechBio company and precision medicine pioneer, today reported financial results for the quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights
•Reported total revenue of $292.9 million, an increase of 125% over the corresponding prior year period.
•Completed approximately 52,700 clinical therapy selection cases, an increase of approximately 20% over the corresponding prior year period, and consisting of approximately 44,150 MI Profile cases and approximately 8,550 Caris Assure cases.
•Reported gross margin of 75%, an approximate 2,000 bps improvement over the corresponding prior year period.
•Reported net income of $82.0 million.
•Reported positive Adjusted EBITDA of $106.1 million.
•Reported positive net cash provided by operating activities of $44.8 million, and positive free cash flow of $39.7 million.
Full Year 2025 Financial Highlights
•Reported total revenue of $812.0 million, an increase of 97% over the corresponding prior year.
•Completed approximately 199,300 clinical therapy selection cases, an increase of approximately 22% over the corresponding prior year, and consisting of approximately 170,300 MI Profile cases and approximately 29,000 Caris Assure cases.
•Reported gross margin of 66%, an approximate 2,300 bps improvement over the corresponding prior year period.
•Reported net loss of $68.1 million.
•Reported positive Adjusted EBITDA of $137.7 million.
•Reported positive net cash provided by operating activities of $83.2 million, and positive free cash flow of $66.9 million.
“Demand for our platform continued to accelerate in 2025, driving strong growth in volume and revenue and expanding adoption across our solutions. We are focused on building on this momentum, advancing our pipeline, and are particularly excited about the planned launch of our Caris Detect solution in the first half of 2026, which we believe represents a significant growth opportunity for Caris and an important step forward for precision medicine,” said David Dean Halbert, Founder, Chairman and CEO of Caris Life Sciences.

Recent Operating Highlights
•Surpassed 1,016,000 total profiles and 740,000 total matched profiles through December 31, 2025.
◦More than 627,000 Whole Exome and 678,000 Whole Transcriptome profiles through December 31, 2025.
•Announced partnership with Everlywell to launch Caris’ forthcoming MCED assay, Caris Detect.
•Announced collaboration with Genentech to discover novel therapeutic targets in cancers with high unmet clinical need.
Fourth Quarter 2025 Financial Results
Total revenue was $292.9 million for the three months ended December 31, 2025, compared to $129.9 million for the three months ended December 31, 2024, an increase of $163.0 million, or 125%.
The increase in total revenue was driven primarily by a 199% growth in molecular profiling services revenue, which was $282.1 million for the three months ended December 31, 2025, compared to $94.4 million for the three months ended December 31, 2024. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements across therapy selection solutions.
Gross profit, calculated as total revenue less cost of services, for the three months ended December 31, 2025 and 2024, was $220.9 million and $70.7 million, respectively, representing a gross margin of 75% and 54%, respectively.
Operating expenses were $132.5 million for the three months ended December 31, 2025, compared to $107.7 million for the three months ended December 31, 2024, an increase of $24.8 million, or 23%. The increase was primarily driven by increased stock-based compensation expense and headcount-related costs.
Net income was $82.0 million for the three months ended December 31, 2025, as compared to a net loss of $36.9 million for the three months ended December 31, 2024. Net income per share attributable to common shareholders, basic and diluted, was $0.29 and $0.28 per share, respectively, for the three months ended December 31, 2025, as compared to a net loss per share attributable to common shareholders, basic and diluted, of $1.73, for the three months ended December 31, 2024.
Net cash provided by operating activities was $44.8 million for the three months ended December 31, 2025, as compared to net cash used in operating activities of $38.9 million for the three months ended December 31, 2024, a 215% improvement. The improvement was driven by improved reimbursement from molecular profiling services.
Full Year 2025 Financial Results
Total revenue was $812.0 million for the year ended December 31, 2025, compared to $412.3 million for the year ended December 31, 2024, an increase of $399.8 million, or 97%.
The increase in total revenue was driven primarily by a 120% growth in molecular profiling services revenue, which was $766.7 million for the year ended December 31, 2025, compared to $349.1 million for the year ended December 31, 2024. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements across therapy selection solutions.

Gross profit, calculated as total revenue less cost of services, for the years ended December 31, 2025 and 2024 was $539.2 million and $178.8 million, respectively, representing a gross margin of 66% and 43%, respectively.
Operating expenses were $494.1 million for the year ended December 31, 2025, compared to $435.9 million for the year ended December 31, 2024, an increase of $58.2 million, or 13%. The increase was primarily driven by increased stock-based compensation expense and headcount-related costs.
Net loss was $68.1 million for the year ended December 31, 2025, as compared to a net loss of $281.9 million for the year ended December 31, 2024. Net loss per share attributable to common shareholders, basic and diluted, was $3.22 per share for the year ended December 31, 2025, as compared to a net loss per share attributable to common shareholders, basic and diluted, of $10.66 for the year ended December 31, 2024.
Net cash provided by operating activities was $83.2 million for the year ended December 31, 2025, as compared to net cash used in operating activities of $245.2 million for the year ended December 31, 2024, a 134% improvement. The improvement was driven by improved reimbursement from molecular profiling services.
2026 Financial Outlook and Guidance
Caris Life Sciences expects full year 2026 revenue to be in the range of $1.0 billion to $1.02 billion, representing growth of approximately 23% to 26% compared to full year 2025. Clinical therapy selection volume is expected to grow approximately 20% compared to full year 2025.
Within this revenue range:
•Molecular profiling revenue is expected to grow approximately 21% to 22% year over year in 2026. Excluding out-of-year revenue from over collections recorded in 2025, this range implies growth of approximately 26% to 28%.
•Pharma & research revenue is expected to be in the range of $75 million to $85 million for the year ending December 31, 2026.
Caris Life Sciences expects GAAP operating expenses to be in the range of $590 million to $595 million, representing a 19% to 20% increase due to commercial expansion and increase in pipeline trial activities, and expects to remain positive on Free Cash Flow and Adjusted EBITDA.
Conference Call Information

Event:	Caris Fourth Quarter 2025 Financial Results Conference Call
Date:	Thursday, February 26, 2026
Time:	3:30 p.m. CT (4:30 p.m. ET)
Webcast Link:	https://edge.media-server.com/mmc/p/49czfgs4
Accompanying materials will be posted on our investor relations website at https://investor.carislifesciences.com prior to the conference call. A replay of the conference call will be available on our investor relations website shortly after the conclusion of the call.
About Caris Life Sciences
Caris Life Sciences® (Caris) is a leading, patient-centric, next-generation AI TechBio company and precision medicine pioneer actively developing and commercializing innovative solutions to transform healthcare. Through comprehensive molecular profiling (Whole Genome, Whole Exome and Whole Transcriptome Sequencing), advanced AI and machine learning, Caris has created the large-scale, multimodal clinico-genomic database and computing capability needed to analyze and further unravel the molecular complexity of disease. This convergence of next-generation sequencing, AI and machine learning technologies and high-performance computing provides a differentiated platform for developing the latest generation of advanced precision medicine diagnostic solutions for early detection, diagnosis, monitoring, therapy selection and drug development.
Caris was founded with a vision to realize the potential of precision medicine to improve the human condition. Headquartered in Irving, Texas, Caris has offices in Phoenix, New York, Cambridge (MA), Tokyo, Japan and Basel, Switzerland. Caris or its distributor partners provide services in the U.S. and other international markets.
We intend to use the investor page of our website, https://investor.carislifesciences.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post on our investor webpage may be deemed material. Accordingly, investors should subscribe to our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding our business, solutions, plans, objectives, goals, industry trends, financial outlook and guidance. In some cases forward-looking statements can be identified by words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “potential,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or similar expressions.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in these forward-looking statements are reasonable based on information currently available to us, we cannot guarantee that the future results, discoveries, levels of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond our control. Risks and uncertainties that could cause our actual results to differ materially from those indicated or implied by the forward-looking statements in this press release include, among other things: developments in the precision medicine industry; our future financial performance, results of operations or other operational results or metrics; development, analytical and clinical validation, timing and performance of future solutions by us and our competitors; commercial market acceptance for our solutions, including acceptance of preventive as well as diagnostic testing paradigms, and our ability to meet resulting demand; the rapidly evolving competitive environment in which we operate; third-party payer reimbursement and coverage decisions related to our solutions; risks related to data management, storage, and processing capabilities and our ability to integrate and deploy artificial intelligence and advanced data analytics technologies; our ability to protect and enhance our intellectual property; regulatory requirements, decisions or approvals (including the timing and conditions thereof) related to our solutions; reliance on third-party suppliers; risks related to data security, patient privacy, and compliance with healthcare data protection regulations as well as potential cybersecurity threats to our data platforms; our compliance with laws and regulations; the outcome of government investigations and litigation; risks related to our indebtedness; and our ability to hire and retain key personnel as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed on or about March 3, 2026, and in our other filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements to reflect changes in events, circumstances or our beliefs after the date of this press release, except as required by law.
Non-GAAP Measures
We use Adjusted EBITDA and free cash flow, financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), to supplement our consolidated financial statements, which are presented in accordance with GAAP. We believe the non-GAAP financial measures we use, are useful in evaluating our performance and liquidity. Our non-GAAP financial measures have limitations as analytical tools, however, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
We define Adjusted EBITDA as net loss, adjusted to exclude interest income, interest expense, changes in fair value of financial instruments, other expense, net, the provision for (benefit from) income taxes, depreciation and amortization, and stock-based compensation expense. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is a useful measure of liquidity that provides an additional basis for assessing our ability to generate cash.
A reconciliation of the historical non-GAAP financial measures used in this press release to the respective comparable GAAP financial measures, can be found below.
Caris Life Sciences Media:
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Caris Life Sciences, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

(amounts in thousands, except share and per share data)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Revenue:
Molecular profiling services	$282,126	$94,423	$766,719	$349,115
Pharma research and development services	10,760	35,492	45,314	63,145
Total revenue	292,886	129,915	812,033	412,260
Costs and operating expenses:
Cost of Services - Molecular profiling services	69,158	55,941	262,353	223,075
Cost of Services - Pharma research and development services	2,814	3,273	10,512	10,403
Selling and marketing expense	44,151	37,525	167,506	152,602
General and administrative expense	56,507	43,113	224,965	169,386
Research and development expense	31,845	27,109	101,584	113,916
Total costs and operating expenses	204,475	166,961	766,920	669,382
Income (Loss) from operations	88,411	(37,046)	45,113	(257,122)
Other expense, net:
Interest income	7,015	970	16,497	7,122
Interest expense	(11,356)	(13,262)	(56,853)	(50,025)
Changes in fair value of financial instruments	—	12,417	(52,285)	18,484
Other expense, net	(2,113)	(26)	(20,560)	(349)
Total other expense, net	(6,454)	99	(113,201)	(24,768)
Income (Loss) before income taxes and provision for income taxes	81,957	(36,947)	(68,088)	(281,890)
Provision for income taxes	—	—	—	—
Net income (loss)	81,957	(36,947)	(68,088)	(281,890)
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	—	—	—	7
Foreign currency translation adjustments	188	5	726	(15)
Comprehensive income (loss)	82,145	(36,942)	(67,362)	(281,898)

Net income (loss) attributable to common shareholders:
Net income (loss)	81,957	(36,947)	(68,088)	(281,890)
Deemed dividend from Series D redeemable convertible preferred stock	—	—	(384,436)	—
Adjustments of redeemable convertible preferred stock to redemption value	—	(24,999)	(85,433)	(96,367)
Net income (loss) attributable to common shareholders	$81,957	$(61,946)	$(537,957)	$(378,257)

Net income (loss) per share attributable to common shareholders:
Basic	$0.29	$(1.73)	$(3.22)	$(10.66)
Diluted	$0.28	$(1.73)	$(3.22)	$(10.66)

Weighted-average shares used in computing net income (loss) per share attributable to common shareholders:
Basic	282,215,465	35,828,916	167,205,616	35,496,832
Diluted	296,089,041	35,828,916	167,205,616	35,496,832

Caris Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(amounts in thousands, except share data)	As of December 31,
	2025	2024

Assets
Current assets:
Cash, cash equivalents, and restricted cash	$797,799	$65,442
Short-term marketable securities	2,295	2,201
Accounts receivable	112,140	88,244
Supplies	63,625	39,572
Prepaid expenses and other current assets	21,941	20,270
Total current assets	997,800	215,729
Property and equipment, net	63,170	67,817
Goodwill	19,344	19,344
Other assets	45,349	40,844
Total assets	$1,125,663	$343,734
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$39,206	$27,791
Accrued expenses and other current liabilities	87,770	77,542
Current portion of indebtedness	169	60,090
Total current liabilities	127,145	165,423
Long-term indebtedness, net of debt discounts	378,823	319,438
Warrant liabilities	—	91,642
Other long-term liabilities	42,388	44,418
Total liabilities	548,356	620,921
Commitments and contingencies
Redeemable convertible preferred stock:
Series A preferred stock, par value $0.001: no and 490,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; no and 485,795,293 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; and $296,335 aggregate liquidation preference as of December 31, 2024	—	709,261
Series B preferred stock, par value $0.001: no and 30,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; no and 29,629,630 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; and $16,000 aggregate liquidation preference as of December 31, 2024	—	42,963
Series C preferred stock, par value $0.001: no and 142,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; no and 116,200,835 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; and $408,715 aggregate liquidation preference as of December 31, 2024	—	408,715
Series D preferred stock, par value $0.001: no and 102,600,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; no and 102,516,283 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; and $1,060,712 aggregate liquidation preference as of December 31, 2024	—	1,060,712
Redeemable convertible preferred stock	—	2,221,651
Shareholders' equity (deficit):
Preferred stock, $0.001 par value per share; 100,000,000 and no shares authorized as of December 31, 2025 and December 31, 2024, respectively; no shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock $0.001 par value; 2,800,000,000 and 1,150,000,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 284,137,810 and 36,686,819 shares issued as of December 31, 2025 and December 31, 2024, respectively; 282,526,097 and 36,504,319 shares outstanding as of December 31, 2025 and December 31, 2024, respectively; shares issued and outstanding include 23,446 and 662,000 unvested shares subject to repurchase as of December 31, 2025 and December 31, 2024, respectively	283	38
Treasury stock at cost, 1,611,713 and 182,500 shares of common stock as of December 31, 2025 and December 31, 2024, respectively	(16,896)	(330)
Additional paid-in capital	3,141,720	—
Related party promissory note receivable	—	(26,456)
Accumulated deficit	(2,548,736)	(2,472,300)
Accumulated other comprehensive income	936	210
Total shareholders' equity (deficit)	577,307	(2,498,838)
Total liabilities, redeemable convertible preferred stock, and shareholders' equity (deficit)	$1,125,663	$343,734

Caris Life Sciences, Inc.
Condensed Consolidated Statement of Cash Flows
(unaudited)

(amounts in thousands)	Years Ended December 31,
	2025	2024

Cash flows from operating activities
Net loss	$(68,088)	$(281,890)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,615	48,913
Stock-based compensation expense	70,006	18,643
Non-cash operating lease expense	5,585	5,601
Amortization of debt discounts	12,768	7,054
Changes in fair value of financial instruments	52,285	(18,484)
Loss on debt extinguishment	19,895	—
Other	1,216	4,031
Changes in operating assets and liabilities:
Accounts receivable	(29,789)	(33,816)
Supplies	(20,750)	5,459
Prepaid expenses and other current assets	(5,150)	(1,408)
Other assets	48	121
Accounts payable	11,035	(226)
Accrued expenses and other liabilities	11,479	803
Net cash provided by (used in) operating activities	83,155	(245,199)

Cash flows from investing activities
Maturities of marketable securities	—	61,376
Purchases of property and equipment	(16,260)	(8,444)
Net cash provided by (used in) investing activities	(16,260)	52,932

Cash flows from financing activities
Payments made on finance lease obligations	(106)	(157)
Proceeds from exercise of stock options	7,637	1,530
Payment of taxes withheld from net settlement of exercised options and vested RSUs	(18,551)	—
Payment of deferred offering costs	(7,710)	(1,059)
Proceeds from the 2023 term loan, net of issuance costs	—	199,978
Repurchase of common stock	(113)	—
Issuance of Series E Preferred Stock, net of issuance costs	87,637	—
Issuance of Series F Preferred Stock, net of issuance costs	33,601	—
Issuance of the 2025 Convertible Notes, net of issuance costs	27,865	—
Issuance of the 2025 Warrants	10,270	—
Payments of 2023 term loan amendment fee	(4,000)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	528,459	—
Net cash provided by financing activities	664,989	200,292

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	130	(4)
Net increase in cash, cash equivalents, and restricted cash	732,014	8,021

Cash, cash equivalents, and restricted cash at beginning of period	68,028	60,007
Cash, cash equivalents, and restricted cash at end of period	$800,042	$68,028

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)

(amounts in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Net loss	$81,957	$(36,947)	$(68,088)	$(281,890)
Interest income	(7,015)	(970)	(16,497)	(7,122)
Interest expense	11,356	13,262	56,853	50,025
Changes in fair value of financial instruments	—	(12,417)	52,285	(18,484)
Other expense, net	2,113	26	20,560	349
Provision for income taxes	—	—	—	—
Depreciation and amortization expense	4,291	9,066	22,615	48,913
Stock-based compensation expense	13,367	4,977	70,006	18,643
Adjusted EBITDA	$106,069	$(23,003)	$137,734	$(189,566)

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited)

(amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net cash provided by (used in) operating activities	$44,780	$(38,922)	$83,155	$(245,199)
Less: purchases of property and equipment	(5,090)	(2,290)	(16,260)	(8,444)
Free cash flow	$39,690	$(41,212)	$66,895	$(253,643)